Exhibit 10.26

AMENDMENT TO

EMPLOYEE SUPPLEMENTARY RETIREMENT AGREEMENT

In accordance with Paragraph 12 of the Employee Supplementary Retirement Agreement effective as of the 25th day of August, 1999 by and between the Ingersoll-Rand Company, hereinafter called the Company, and Herbert L. Henkel, hereinafter called the Employee (the “Agreement”), the Agreement is hereby amended as set forth below:

1.	The last sentence of Paragraph 1 is hereby amended to read as follows:

Such payments shall commence as of the later of (a) the first day of the seventh month following the date of the Employee’s separation from service (as determined under the general rules under section 409A of the Internal Revenue Code of 1986, as amended), or (b) the first business day of the first calendar year following the date of the Employee’s separation from service.

2.	A new Paragraph 14 is added to the Agreement to read as follows:

This Agreement shall be interpreted and carried out in accordance with all applicable requirements of section 409A of the Internal Revenue Code of 1986, as amended.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 22nd day of December, 2008.

Ingersoll-Rand Company

By:	/s/ Marcia J. Avedon

Title:	Senior Vice President, HR & Communications

/s/ Herbert L. Henkel
Employee